EXHIBITA

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that each of the undersigned is individually eligible to use the Schedule 13G to which this Exhibit is attached, such Schedule 13G is filed on behalf of each of the undersigned and all subsequent amendments to such Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.

Dated:           February 13, 2013

CCMP Capital Investors II (AV-3), L.P.

By:	CCMP Capital Associates, L.P., its general partner

By:	CCMP Capital Associates GP, LLC

/s/ Stephen Murray
Name:	Stephen Murray
Title:	President and CEO

CCMP Capital Investors (Cayman) II, L.P.

By:	CCMP Capital Associates, L.P., its general partner

By:	CCMP Capital Associates GP, LLC, its general partner

/s/ Stephen Murray
Name:	Stephen Murray
Title:	President and CEO

CCMP Capital Associates, L.P.,

By:	CCMP Capital Associates GP, LLC, its general partner

/s/ Stephen Murray
Name:	Stephen Murray
Title:	President and CEO

CCMP Capital Associates GP, LLC

/s/ Stephen Murray
Name:	Stephen Murray
Title:	President and CEO

CCMP Capital, LLC

/s/ Stephen Murray
Name:	Stephen Murray
Title:	President and CEO

/s/ Greg D. Brenneman
Greg D. Brenneman

/s/ Robert McGuire
Robert McGuire

/s/ Stephen Murray
Stephen Murray